Exhibit 99.1

Press Release
Fidelity National Information Services to Acquire
EFD/eFunds Corporation
JACKSONVILLE, FLORIDA and SCOTTSDALE, ARIZONA — (June 27, 2007) — Fidelity National Information Services, Inc. (NYSE:FIS) and EFD/eFunds Corporation (NYSE:EFD) today announced that they have entered into a definitive agreement whereby FIS will acquire EFD in an all-cash transaction valued at approximately $1.8 billion. Under the terms of the agreement, EFD shareholders will receive $36.50 in cash for each share of common stock.
EFD is a leading provider of risk management, electronic funds transfer (EFT) services, prepaid card processing, and global outsourcing solutions to more than 10,000 financial services companies in more than 80 countries. The company also provides point-of-sale fraud prevention solutions to retailers and electronic benefits processing services to government entities. In 2006, EFD generated total revenue of $552 million and operating income of $83 million.
“The acquisition of eFunds provides FIS with greater scale, extends our presence in the U.S. and international banking markets, and expands the distribution channel for our core processing and risk analytic services,” said FIS Executive Chairman William P. Foley, II. “The addition of EFD’s complementary product offerings, including EFT and prepaid card processing capabilities, underscores FIS’ commitment to provide the broadest range of products and services to our customers.”
“We believe this is a very attractive transaction for our shareholders, ” stated Paul F. Walsh, EFD’s Chairman and Chief Executive Officer. “We have been very impressed by FIS’ success in assimilating a number of acquisitions in a relatively short period of time, and believe that our customers will benefit from the extensive product set and industry expertise that the combined companies have to offer.”
FIS expects to realize approximately $65 million in annual cost savings. Including synergies, the transaction is expected to be accretive to cash earnings per diluted share in 2008. FIS plans to fund the $1.8 billion purchase price with a combination of cash on hand and recently secured long-term debt commitments. The transaction is expected to be completed by the end of the third quarter of 2007, subject to certain regulatory approvals, approval by EFD shareholders and customary closing conditions.
Banc of America Securities LLC and Bear, Stearns & Co. Inc. are serving as financial advisors to FIS, and LeBoeuf, Lamb, Greene & McRae LLP is serving as its legal advisor. JP Morgan Chase and Bank of America, N.A. have provided customary committed financing letters to FIS for the transaction. BlackRock, Inc. and Goldman, Sachs & Co. are serving as financial advisors to eFunds and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as its legal advisor.
About EFD/eFunds Corporation
eFunds Corporation (NYSE: EFD) is a leading provider of risk management, electronic payments and global outsourcing solutions. With the unique ability to take an integrated view of enterprise payments and data & decisioning, EFD provides financial services companies and other large enterprises with business insight to make better new account decisions, improve fraud detection and management and streamline payment processing. EFD’s flexible delivery model means solutions can be run in-house, outsourced or anything in between, helping customers achieve operational efficiency and low cost of ownership while building long-term customer value. From the point of account opening to the settlement of every transaction — debit, credit, or prepaid — EFD helps businesses win more of the right customers, serve them more efficiently and keep them. For more information on eFunds Corporation, please visit www.efunds.com.
About Fidelity National Information Services
Fidelity National Information Services, Inc. (NYSE: FIS) is a leading provider of core processing for financial institutions; card issuer and transaction processing services; mortgage loan processing and mortgage-related information products; and outsourcing services to financial institutions, retailers, mortgage lenders and real estate professionals. FIS has processing and technology relationships with 35 of the top 50 global banks, including nine of the top 10. Approximately 50 percent of all U.S. residential mortgages are processed using FIS software. FIS is a member of Standard and Poor’s (S&P) 500(R) Index and has been ranked the number one banking service provider in the world by American Banker and the research firm Financial Insights and the number two overall financial technology provider in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS maintains a strong global presence, serving more than 7,800 financial institutions in more than 60 countries worldwide. For more information on Fidelity National Information Services, please visit www.fidelityinfoservices.com.
Forward Looking Statements
Statements in this press release that relate to Fidelity National Information Services’ or EFD/eFunds’ future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the possibility that there are unexpected delays in obtaining regulatory approvals; (2) the failure to obtain approval of EFD’s shareholders; (3) actions that may be taken by the competitors, customer and suppliers of FIS or EFD that may cause the transaction to be delayed or not completed; (4) the possibility that the revenues, cost savings, growth prospects and any or other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected; (5) that competitors’ pricing, marketing programs, product bundling, new product introductions or other activities will negatively impact sales; (6) the credit ratings of the combined company may be different from FIS’ expectation; (7) the amount and timing of share repurchases undertaken by FIS may be different than FIS’ expectations; (8) delays associated with integrating the companies, including employees and operations, after the transaction is completed; (9) the possible impairment of goodwill and other long-lived assets resulting from the transaction and the resulting impact on the combined entity’s assets and earnings; (10) unexpected variations in market growth and demand for the combined company’s products and technologies; (11) potential constraints on the ability to develop, launch new products on a timely basis; and (12) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement to be mailed to EFD/eFunds’ shareholders and in FIS’ and EFD’s respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at http://www.sec.gov, including the sections entitled “Risk Factors” in FIS’ and EFD’s Form 10-K for the fiscal year ended December 31, 2006 and Form 10-Q for the fiscal quarter ended March 31, 2007. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.
Additional Information and Where to Find It
In connection with the proposed transaction, a proxy statement of EFD will be filed with the SEC, and the final proxy statement will be mailed to EFD shareholders. Investors and security holders will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about FIS and EFD, without charge, at the SEC’s web site (http://www.sec.gov). Free copies of FIS’ SEC filings are also available on FIS’ website (www.fidelityinfoservices.com) and free copies of EFD’s SEC filings are also available on EFD’s website (www.efunds.com).
Participants in the Solicitation
FIS, EFD and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from EFD’s shareholders with respect to the proposed transaction. Information regarding the directors and executive officers of FIS is included in its definitive proxy statement for its 2007 Annual Meeting of Shareholders filed with the SEC on April 19, 2007. Information regarding the directors and officers of EFD is included in the definitive proxy statement for EFD’s 2007 Annual Meeting of Shareholders filed with the

SEC on April 20, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holding or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.
Contacts:
Fidelity National Information Services, Inc.
Mary K. Waggoner, 904-854-3282
Senior Vice President of Investor Relations
Michelle Kersch, 904-854-5043
Senior Vice President
Marketing and Corporate Communications
EFD/eFunds Corporation
Helen Johnson, 480-629-7607
Senior Vice President, Treasurer
SOURCE Fidelity National Information Services, Inc.